Holder                              Type of Security        Shares of Stock Held by the Holder
Alta California Partners, L.P.        Common Stock                         130,207
Alta California Partners, L.P.        Series A                        1,840,086
Alta California Partners, L.P.        Series B                        787,294
Alta California Partners, L.P.        Series C                        949,635
Alta California Partners, L.P.        Series D                        571,491
Alta California Partners, L.P.        Series E                        351,677
Alta California Partners, L.P.        Warrants for Common Stock *        255,475

Alta Embarcadero Partners, LLC        Common Stock                        2,974
Alta Embarcadero Partners, LLC        Series A                        54,651
Alta Embarcadero Partners, LLC        Series B                        17,987
Alta Embarcadero Partners, LLC        Series C                        21,696
Alta Embarcadero Partners, LLC        Series D                        13,056
Alta Embarcadero Partners, LLC        Series E                        8,035
Alta Embarcadero Partners, LLC        Warrants for Common Stock *        5,837
*Warrants for Common  Stock will be net exercised for Common Stock at the Issuer's initial public offering. The number of shares received will depend on the initial public offering price of the Common Stock